UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 21, 2008

MedQuist Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Boulevard, Suite 300, Mount Laurel, New Jersey		08054-4632
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856.206.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2008, MedQuist Inc. (the "Company") entered into an indemnification agreement with its President and Chief Executive Officer, Peter Masanotti (the "Masanotti Indemnification Agreement").

The Masanotti Indemnification Agreement, which is attached to this report as Exhibit 10.1, provides that to the extent permitted by applicable law the Company will indemnify Mr. Masanotti against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in conjunction with any suit in which he is a party or otherwise involved as a result of his service as an officer. The Masanotti Indemnification Agreement is substantially similar to the indemnification agreements that the Company has entered into with each of its directors and executive officers.

The terms of Mr. Masanotti’s employment with the Company are governed by the employment agreement the Company entered into with him on September 3, 2008 (the "Employment Agreement"). The current report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2008 is hereby incorporated by reference with respect to the Employment Agreement and other terms of Mr. Masanotti’s employment with the Company discussed therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The attached Exhibit Index is hereby incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Inc.

November 28, 2008	By:	/s/ Mark R. Sullivan

Name: Mark R. Sullivan
Title: General Counsel, Chief Compliance Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Indemnification Agreement dated November 21, 2008 between MedQuist Inc. and Peter Masanotti